SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-K/A


       Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



Date of Report (Date of earliest event reported)       June 12, 1997



                             Motors & Gears, Inc.
     (Exact name of registrant as specified in its charter)



         Delaware                   333-19257                 36-4109641
(State or other                    (Commission             (I.R.S. Employer
Jurisdiction)                      File Number)          Identification No.)



     ArborLake Centre, Suite 550
      1751 Lake Cook Road, Deerfield, IL                        60015
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code   (847) 945-5591

         Item 2.   Acquisition or disposition of assets


     On June 12, 1997, Motors & Gears Industries, Inc. ("The Company"), through its newly-formed wholly-owned subsidiary, FIR Group Holdings, Inc. and its wholly-owned subsidiaries, Motors and Gears Amsterdam, B.V. and FIR Group Holdings Italia, SrL, purchased all of the common stock of the FIR Group Companies, consisting of CIME S.p.A., SELIN S.p.A., and FIR S.p.A. The FIR Group Companies are manufacturers of electric motors and pumps for niche applications such as pumps for commercial dishwashers, motors for industrial sewing machines, and motors for industrial fans and ventilators.

     The purchase price of $51.3 million, including costs directly related to the transaction, was preliminarily allocated to working capital of $16.9 million, property, plant, and equipment of $4.9 million, other long term assets and liabilities of $3.8 million, and resulted in an excess of purchase price over net identifiable assets of $33.3 million. The cash was provided from borrowings under the Company's existing Credit Agreement.



Item 7.   Financial Statements and Exhibits

The following sections (a) and (b) amend, in their entirety, sections (a) and
(b) of Item 7 of Form 8-K previously filed on June 24.

(a)  Financial Statements

See Exhibit 28(a) of Item 7(c).

(b)  Pro Forma Financial Information

The following unaudited pro forma condensed consolidated statements of operations are based on the historical statements of operations of the Company, adjusted to give effect to the 1997 acquisition of the FIR Group Companies and the 1996 acquisition of Barber-Colman Motors. The pro forma condensed consol-idated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 were derived from the audited historical statements of operations for the year ended December 31, 1996 and the unaudited historical statements of operations for the six months ended June 30, 1997, adjusted to give effect to the acquisitions and related transactions as if they occurred as of the beginning of each period.

The pro forma adjustments included in the pro forma condensed consolidated statements of operations are based upon available information and certain assumptions that management believes are reasonable. With respect to the pro forma acquisition adjustments described in the notes accompanying the pro forma condensed consolidated statement of operations, the allocation of the purchase price of the FIR Group Companies is preliminary and subject to final determination by the Company's management. The unaudited pro forma condensed consolidated statements of operations do not purport to represent what the Company's results of operations would actually have been had the transactions in fact occurred as of the beginning of each period presented. In addition, the unaudited pro forma condensed consolidated statements of operations do not purport to project the Company's results of operations for any future date or period.

The pro forma condensed consolidated statements of operations should be read in connection with the Company's audited consolidated financial statements for the year ended December 31, 1996, which are included in the Company's prospectus issued in connection with the offering of its 10 3/4% Series B Senior Notes due 2006, and filed on April 3, 1997, and the Company's unaudited interim condensed consolidated financial statements included in the Company's Form 10-Q for the quarter ended June 30, 1997.

(c)  Exhibits

28(a) FIR Group Companies combined audited financial statements for the year's ended July 31, 1995, and 1996, and for the eight months ended March 31, 1997.

                      MOTORS & GEARS, INC.
    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                         JUNE 30, 1997
                        ($ in thousands)

                                                          FIR Group
                                  FIR Group     Pro forma
                         Historical  May 31, 1997  Adjustments  Ref #  Pro forma
ASSETS
Current Assets:
  Cash and cash equivalents     $  14,210     $  2,051 $ (2,051)  (2) $ 14,210
  Accounts receivable, net         17,341       12,429      -           29,770
  Inventories                      15,606       10,056      -           25,662
  Prepaid expenses and other
   current assets                     877        2,832      -            3,709
  Deferred income taxes             1,159            -      -            1,159
    Total Current Assets           49,193       27,368   (2,051)        74,510

Property, plant, and
  equipment, net                    9,753        4,942      -           14,695
Goodwill, net                     107,732        8,453   24,913        141,098
Covenants not to compete, net       1,056         -         -            1,056
Deferred financing costs, net      10,034         -         -           10,034
Other assets                             85         16      -              101
    Total Assets                $ 177,853     $ 40,779 $ 22,862      $ 241,494

LIABILITIES AND NET CAPITAL DEFICIENCY
Current Liabilities:
  Accounts Payable              $   8,116     $  7,806 $    -        $  15,922
  Accrued interest payable          2,692          875    (875)  (2)     2,692
  Accrued expenses and other        3,149          629   1,313   (1)     5,091
  Due to affiliated companies       1,190            -      -            1,190
  Current portion of long term
   debt                                20        8,028  (8,028)  (2) $      20
     Total Current Liabilities  $  15,167     $ 17,338 $(7,590)      $  24,915

Long Term Debt                    170,000        7,270  (7,270)  (2)   220,000
                                                        50,000   (1)
Subordinated note payable           5,000            -   5,000           5,000
Capital lease obligations, less
 current portion                       80            -       -              80
Deferred income taxes                 894        1,364       -           2,258
Other non-current liabilities          44        2,529       -           2,573
Net Capital Deficiency:
  Common Stock                          1        1,756   (1,756) (2)         1
  Additional paid-in capital      30,005         4,728   (4,728) (2)    30,005
  Accumulated deficit            (43,338)       10,551  (10,551) (2)   (43,338)
  Treasury Stock                       -        (4,656)   4,656  (2)         -
  Cumulative Translation
   Adjustment                          -          (101)    (101) (2)         -
  Total Net Capital Deficiency   (13,332)       12,278  (12,278)       (13,332)
     Total Liabilities and
     Net Capital Deficiency    $ 177,853       $40,779 $ 22,862       $241,494

See notes to Unaudited Pro Forma Condensed Consolidated Statements of Opera-tions.

                      MOTORS & GEARS, INC.
                 UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE YEAR ENDED DECEMBER 31, 1996
                        ($ in thousands)


                        Pro-Forma from               FIR Group
                        April 3, 1997   FIR Group    Pro-Forma         Pro-
                        Prospectus      Historical   Adjustments  Ref # Forma

Net Sales                   $122,377        $38,476     $     -      $160,853
Cost of Sales
 (excluding depreciation)     79,310         25,905           -       105,215
Selling, general & administrative
 expenses                      9,298          3,688           -        12,986
Operating income before
 depreciation and amortization
 of goodwill and other
 intangibles                  33,769          8,883           -        42,652

Depreciation                   3,043            526           -         3,569
Amortization of goodwill and
 other intangibles             4,293            423         796    (3)  5,512
Management fees and other      1,224            442         (39)   (4)  1,627

Operating income              25,209          7,492        (757)     $ 31,944

Interest expense              19,725          2,301       2,199    (5) 24,225
Other (income) and expenses       -              -           -             -
Income before income taxes     5,484          5,191      (2,956)        7,719

Provision for income taxes     2,193          3,123      (2,228)   (6)  3,088

Net income                  $  3,291        $ 2,068   $    (728)     $  4,631


See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.


                             PAGE 6
                      MOTORS & GEARS, INC.
                 UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE SIX MONTHS ENDED JUNE 30, 1997
                        ($ in thousands)


                                             FIR Group
                                    FIR Group    Pro-Forma        Pro-
                         Historical Historical   Adjustments  Ref #  Forma

Net Sales                $66,518     $17,942      $   -         $84,460
Cost of Sales (excluding
 depreciation)            42,776      12,750          -          55,526
Selling, general &
 administrative expenses   4,932       1,879          -           6,811
Operating income before
 depreciation and amortization
 of goodwill and other
 intangibles              18,810       3,313          -          22,123

Depreciation               1,940         285          -           2,225
Amortization of goodwill and
 other intangibles         1,975         287        337    (3)    2,599
Management fees and other    679         240       (161)   (4)      758

Operating income          14,216       2,501       (176)         16,541

Interest expense          10,141       1,010      1,240    (5)   12,391
Other (income) and expenses (319)        -           -             (319)

Income before income taxes 4,394       1,491     (1,416)          4,469

Provision for income taxes 1,939         923       (893)   (6)    1,969

Net income               $ 2,455     $   568     $ (523)       $  2,500


See notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations.

                      MOTORS & GEARS, INC.
                  NOTES TO PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS
                        ($ in thousands)

Adjustments to the Pro forma Condensed Consolidated Balance Sheet:


1).1. The cash purchase price of $51,313, including costs directly related to the transaction, was financed with borrowings from the Company's revolving credit facility, $50,000, and accrued expenses of $1,313.

2).       The purchase price of $51,313 is allocated as follows:

          Accounts Receivable                     $12,429
          Inventories                              10,056
          Prepaid Expenses and other assets         2,848
          Property, Plant, Equipment                4,942
          Accounts Payable                         (7,806)
          Accrued Expenses and other Current
            Liabilities                              (629)
          Deferred Income Taxes                    (1,364)
          Other non current liabilities            (2,529)
          Excess Purchase Price over Net
            Identifiable Assets                    33,366
                                                  $51,313

     Incremental goodwill of $24,913, reflects the elimination of existing goodwill of $8,453, adjusted for excess purchase price over net identifiable assets of $33,366.

     No non-operating liabilities were assumed by Motors and Gears, Inc.

Adjustments to the Pro forma Condensed Consolidated Statement of Operations:

3). Adjustments to amortization of goodwill to reflect the allocation of purchase price. Estimated amortization of goodwill is based on a straight line basis over thirty years.

4). Adjustments to eliminate fees associated with prior acquisitions and related costs, offset by additional fees under the management consulting agreement in the amount of 1% of sales.

5). Adjustments to interest expense reflect additional borrowings related to the acquisition, using an effective annual interest rate of 9%.

6). Adjustments to provision for income taxes, primarily resulting from additional interest expense in connection with borrowings related to the acquisition.

                      MOTORS & GEARS, INC.
                  NOTES TO PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL STATEMENTS
                        ($ in thousands)




7).  Significant Accounting Policies - Consolidation Principles

     The consolidated financial statements include the accounts of Motors & Gears, Inc. and its subsidiaries. Material intercompany transactions and balances are eliminated in consolidations. Operations of subsidiaries outside the United States are included for periods ending two months prior to the Company's year end and interim periods to ensure timely preparation of the consolidated financial statements.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   MOTORS AND GEARS, INC.


August 20, 1997                         By  /s/ Norman R. Bates
                                            Norman R. Bates
                                           Chief Financial Officer